Exhibit (d)(1)

THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON                 , 2010*

THE ZWEIG TOTAL RETURN FUND, INC.

NON-TRANSFERABLE RIGHTS TO SUBSCRIBE FOR SHARES

Exercise Form

Dear Shareholder:

You are entitled to exercise the Rights issued to you as of             , 2010, the Record Date for the Fund’s rights offering, to subscribe for the number of shares of common stock (“Shares”) of The Zweig Total Return Fund, Inc. (“Fund”) shown on this Exercise Form pursuant to the Primary Subscription upon the terms and conditions specified in the Fund’s prospectus dated             (“Prospectus”). The terms and conditions of the rights offering (“Offer”) set forth in the Prospectus are incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. As a holder of Rights, you are entitled to purchase one Share for each five Rights you exercise. In accordance with the Over-Subscription Privilege, as a holder of Rights, you are also entitled to subscribe for additional Shares, if Shares remaining after exercise of Rights pursuant to the Primary Subscription are available and you have fully exercised all Rights issued to you. If sufficient Shares remain after completion of the Primary Subscription, all over-subscriptions will be honored in full. If sufficient Shares are not available after completion of the Primary Subscription to honor all over-subscriptions, the Fund may issue up to an additional             Shares in order to cover such over-subscription requests. To the extent the Fund determines not to issue additional Shares to honor all over-subscriptions, the available Shares will be allocated among those who over-subscribe based on the number of Rights originally issued to them by the Fund, so that the number of Shares issued to shareholders who subscribe pursuant to the Over-Subscription Privilege will generally be in proportion to the number of Shares owned by them on the Record Date. The Fund will not offer or sell any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

SAMPLE CALCULATION

Primary Subscription Entitlement (l-For-5)

Number of Shares owned on the Record Date

Number of Rights Issued*             ÷ 5 =             new Shares

* Automatically rounded down to the nearest number of Rights evenly divisible by five.

SUBSCRIPTION PRICE

The Subscription Price for the Shares to be issued pursuant to the Offer will be equal to 95% of the lower of the net asset value (“NAV”) per share of the Fund’s Common Stock at the close of business on             , 2010 (the “Pricing Date”) or the average of the last reported sales price of a share of the Fund’s Common Stock on the NYSE on the Pricing Date and the four preceding business days, unless the Offer is extended. For example, if the average of the last reported sales price of a share on the NYSE on the Pricing Date and the four preceding business days of a share of the Fund’s Common Stock is $            , and if the NAV is $            , the Subscription Price will be $             (equal to 95% of the lower of the NAV or of $            ). The Subscription Price will be lower than the Fund’s then current net asset value per share. This will be your final Subscription Price for the new Shares.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS EXERCISE FORM ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT AT THE ESTIMATED SUBSCRIPTION PRICE FOR THE SHARES, OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A. BEFORE 5:00 P.M., EASTERN TIME, ON             , 2010 (“EXPIRATION DATE”).*

Full payment of the estimated Subscription Price per share for all Shares subscribed for pursuant to both the Primary Subscription and Over-Subscription Privilege must accompany this Exercise Form and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to The Zweig Total Return Fund, Inc. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Exercise Form, and full payment, as described in such notice, must be received by the Subscription Agent no later than the close of business on the third business day after the Expiration Date. For additional information, see the Prospectus.

THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

Account #:

Maximum Primary Shares Available:

Number of Rights issued:

(continued on back)

Stock certificates for the Shares acquired pursuant to the Primary Subscription will be mailed promptly after the expiration of the Offer and after full payment for the Shares subscribed for has been received and cleared. Certificates representing Shares acquired pursuant to the Over-Subscription Privilege will be mailed as soon as practicable after full payment has been received and cleared and all allocations have been effected. Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as possible.

BY FIRST CLASS MAIL:	BY EXPRESS MAIL OR OVERNIGHT COURIER:

Computershare Trust Company, N.A. Attention: Zweig Funds P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attention: Zweig Funds 250 Royall Street, Suite V Canton, MA 02021

Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

☐    I apply for ALL of my entitlement of new Shares pursuant to the Primary Subscription                 x $         † =$

                                                                                                                                                          (no. of new Shares)

☐    I apply for new Shares pursuant to the Over-Subscription Privilege**                                              x $         † = $

                                                                                                                             (no. of additional Shares - no maximum)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:

☐     I apply for                                                                                                                                            x $             † = $

                                 (no. of new Shares)

                                                                                                                                           AMOUNT ENCLOSED $

SECTION 2: SUBSCRIPTION AUTHORIZATION

I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of new Shares indicated above on the terms and conditions set in the Prospectus. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price as determined on the Pricing Date is in excess of $            , the estimated Subscription Price per Share.

I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.

Signature of subscriber(s)

Telephone number (including area code) ( )

If you wish to have our Shares and refund check (if any) delivered to an address other than that listed on this Exercise Form, you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address above and note if it is a permanent change.

*	Unless the Offer is extended by the Fund.
**	You can only over-subscribe if you have fully exercised your Primary Subscription Rights.
†	NOTE: $ per share is an estimated price only. The Subscription Price will be determined on , 2010, the Pricing Date (unless extended), and could be higher or lower depending on the changes in the net asset value and market price of a Share.

Any questions regarding this Exercise Form and the Offer may be directed to the Information Agent, Georgeson, Inc., toll - free at (800) 891-3214